PowerUp LENDING GROUP, LTD.

December 12, 2019

IQSTEL INC.
300 Aragon Avenue, Suite 375
Coral Gables, FL 33134
Attn: Leandro Iglesias, Chief Executive Officer

RE: Account Number: CPG-1995

With respect to the outstanding Convertible Promissory Note of IQSTEL INC. (the "Company") in favor of PowerUp Lending Group, Ltd. ("PowerUp") dated June 13, 2019 (the "Note"), this letter shall serve as confirmation of the Company's and PowerUp's agreement that: (A) the Company shall: (1) send a wire in the amount of $53,000.00 to PowerUp prior to 4pm EST today, December 12, 2019 in partial prepayment of the Note (the "Initial Payment"); and (2) send a wire in the amount of $42,000.00 (the balance of the note (principal, interest and default)) to PowerUp prior to 4pm EST Thursday, March 5, 2020 (the "Final Payment"); and (B) provided that the Initial Payment is timely received, PowerUp shall not convert the balance of the Note into shares of common stock of the Company during the period beginning upon its receipt of the Initial Payment; and ending on the earlier of: (i) a breach of the Company of this agreement; or (ii) 4pm EST Thursday, March 5, 2020.
If the Initial Payment and/or the Final Payment are not timely received by PowerUp, this settlement agreement shall terminate *ab initio*.

Wire (or ACH) instructions are as follows:
Please include legal name or DBA in memo section identifying the merchant.

Bank Name:	Signature Bank
Bank Address:	26 Court Street, Brooklyn, NY
Routing Number:	026013576
Beneficiary Account Number:	1502460028
Beneficiary:	PowerUp Lending Group, Ltd.
Mailing Address:	111 Great Neck Road, Suite 216, Great Neck, NY 11021

Please contact me at 516-498-9890 with any questions or further information regarding your account and with the details of the wire transfer. Thanks.

POWER UP LENDING GROUP, LTD.

Stephen J. Czarnik, Esq.